Exhibit 5.1

Our ref Your ref	JMW/CBO/1095107/0001/J26695505v1

CoinShares Plc 2 Hill Street St. Helier JE2 4UA Jersey		15 May 2026

Dear Sirs

CoinShares Plc (the “Company”) - Registration of Securities under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1	We have acted as the Company’s Jersey legal advisers in connection with the registration statement on Form F-1 dated 15 May 2026 (the “Registration Statement”) related to the offer and sale by the Company of up to 10,999,993 ordinary shares of no par value in the share capital of the Company (the “Ordinary Shares”) that are issuable by the Company upon the exercise of 10,999,993 warrants of the Company, each initially exercisable at $11.50 for one Ordinary Share and the offer and resale from time to time by the selling shareholders (as identified in the Registration Statement, including their transferees, donees, pledgees and other successors-in-interest) of the Ordinary Shares identified in the Registration Statement.

1.2	The Company has asked us to provide this Opinion in connection with the registration of the Shares under the Securities Act.

1.3	In this Opinion, “non-assessable” means, in relation to a share in the share capital of the Company, that the purchase price for which the Company agreed to issue and sell that share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that share solely because of being the holder of such share.

1.4	We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.

Carey Olsen Jersey LLP is registered as a limited liability partnership in Jersey with registered number 80.

BERMUDA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS GUERNSEY JERSEY	careyolsen.com
CAPE TOWN HONG KONG LONDON SINGAPORE

CoinShares Plc

May 15 2026

1.5	We express no opinion as to whether the documents listed at paragraph 2 below, singular or together, contain all the information required by the Securities Act and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the documents, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

2.	Documents Examined

2.1	We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:-

2.1.1	the Registration Statement;

2.1.2	a copy of the written resolutions of the board of the Company dated 27 March 2026, 8 September 2025 and 5 September 2025;

2.1.3	the Company’s certificate of incorporation and memorandum and articles of association as in force as at the date hereof; and

2.1.4	a consent to issue shares dated 29 August 2025 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958.

2.2	For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

2.3	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	Assumptions

3.1	For the purposes of giving this opinion we have assumed:

3.1.1	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

3.1.2	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

3.1.3	the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

careyolsen.com

CoinShares Plc

May 15 2026

3.1.4	that the Company will not issue any shares in excess of the authorised share capital of the Company;

3.1.5	the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents, licences, permits or equivalent under such regulatory legislation;

3.1.6	that each of the above assumptions is accurate at the date of this Opinion, and has been accurate at all other relevant times;

3.1.7	that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records of the Companies and are accurate and complete;

3.1.8	that we have been provided with copies or originals of all documents that are relevant to and/or that might affect the opinions expressed in this Opinion;

3.1.9	that in resolving that the Company enter into any documents and the transaction(s) documented or contemplated by such documents relating to the issue of the Ordinary Shares, the directors of the Company were acting with a view to the best interests of the Company and were otherwise exercising their powers in accordance with their duties under all applicable laws and the Company remains solvent (meaning that the Company will be able to discharge its liabilities as they fall due) after entering into such documents and the transaction(s) documented or contemplated by the documents;

3.1.10	that no event occurs after the date hereof which would affect the opinions herein stated; and

3.1.11	that there is no provision of any law (other than Jersey law) that would affect anything in this Opinion.

3.2	We have not independently verified the above assumptions.

4.	Opinion

4.1	As a matter of Jersey law, and on the basis of and subject to the above and the qualifications below, we are of the opinion that, once:

4.1.1	the offer and issue of any Ordinary Shares has been duly authorised;

4.1.2	the Company has received in full the issue price payable for the Ordinary Shares;

4.1.3	the relevant subscriber or its nominee has been entered into the Company’s register of members as the holder of the Ordinary Shares; and

4.1.4	all necessary consents have been obtained from the Jersey Financial Services Commission in respect of the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable.

careyolsen.com

CoinShares Plc

May 15 2026

5.	Qualification

5.1	This Opinion is subject to any matter of fact not disclosed to us.

5.2	This Opinion is limited to matters of and is interpreted in accordance with Jersey law as at the date of this Opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this Opinion.

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the base prospectus forming part of the Registration Statement headed “Legal Matters”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP

Carey Olsen Jersey LLP

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